                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549



                                       FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 29, 1997



                               PRICE ENTERPRISES, INC.
                (Exact name of registrant as specified in its charter)





        DELAWARE                   0-20449               33-0628740
    (State or other             (Commission          (I.R.S. Employer
      jurisdiction              File Number)        Identification No.)
   of incorporation)




                        4649 MORENA BLVD., SAN DIEGO, CA 92117
             (Address of principal executive offices, including zip code)



         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (619) 581-4530





                               Exhibit Index on Page 15


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    This Current Report on Form 8-K is filed by Price Enterprises, Inc., a
Delaware corporation ("PEI"), in connection with the matters described herein.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

DISTRIBUTION OF PRICESMART COMMON STOCK.

    On August 29, 1997, PEI distributed one share of common stock (the "PriceSmart Common Stock") of PriceSmart, Inc., a Delaware corporation ("PriceSmart"), for every four shares of common stock of PEI ("PEI Common Stock") held by PEI's stockholders of record on August 15, 1997, pursuant to a Distribution Agreement dated as of August 26, 1997 (the "Distribution Agreement") between PEI and PriceSmart (the "Distribution"). The distributed shares of PriceSmart Common Stock represented all of the outstanding shares of PriceSmart Common Stock. A copy of the Distribution Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Fractional shares of PriceSmart Common Stock were aggregated and the resulting 210 shares were sold in the public market. The aggregate net cash proceeds were distributed to those PEI stockholders entitled to fractional shares. The PriceSmart Common Stock currently is quoted and traded on The Nasdaq Stock Market's National Market System under the symbol "PSMT."

BACKGROUND AND REASONS FOR THE DISTRIBUTION

    PEI's principal business historically has been its real estate business, which historically has involved acquiring, developing and owning certain real estate assets including shopping centers and power centers leased to major retail tenants. Prior to the Distribution, PEI also operated certain merchandising businesses through a number of subsidiaries (the "Merchandising Businesses") and owned certain real estate properties held for sale by PEI (the "Unsold Properties"), certain notes receivable from various municipalities and agencies (the "City Notes") and certain secured notes receivable from buyers of properties formerly owned (the "Other Notes," and together with the City Notes, the "Notes"). The Merchandising Businesses include certain international merchandising businesses, which license and, in some cases, own membership stores in Latin America and Asia, and domestic merchandising businesses consisting of an auto referral program (the "Auto Referral Program") and a travel program (the "Travel Program").

    On June 27, 1997, the Board of Directors of PEI (the "PEI Board") determined that it would be in the best interests of PEI and its stockholders to separate PEI's core real estate business and its merchandising businesses. Accordingly, the PEI Board approved the Distribution, pursuant to which PEI will continue to conduct its real estate business consisting of an initial asset base of 27 retail properties and approximately $40 million of cash (the "Retained Cash Amount") following the Distribution (the "Real Estate Business"). The PEI Board expects the Real Estate Business to engage in a combination of acquiring, developing, owning, managing and/or selling real estate assets. PriceSmart will conduct the Merchandising Businesses and own the Notes, all cash balances of PEI as of the Distribution Date other than the Retained Cash Amount, and all other assets and liabilities of PEI (other than certain tax-related assets) not specifically associated with the Real Estate Business (the "Other Assets"). The Merchandising Businesses, the Notes and the Other Assets are sometimes referred to below as the "PriceSmart Business."

    The PEI Board has concluded that it would be in the best interests of PEI's stockholders if PEI's Real Estate Business were to qualify for Federal tax treatment as a real estate investment trust ("REIT"). In order to qualify as a REIT, PEI was required to (i) divest certain assets not related to its real estate business, such as the Merchandising Businesses, and (ii) distribute an amount of taxable dividends at least equal to its current and accumulated earnings and profits, much of which represents an allocation from

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Costco Companies, Inc. ("Costco"), formerly Price/Costco, Inc., as a result of the spin-off by Costco of PEI in December 1994. The PEI Board expects the Distribution to satisfy these two requirements. By qualifying as a REIT, PEI will substantially eliminate the taxation on corporate income from the Real Estate Business. In addition, the PEI Board also has considered strategic alternatives for its Real Estate Business, including the possibility of a merger or the sale of the post-Distribution PEI as a whole. Although no such transactions have been agreed upon, the PEI Board believes that PEI will be best positioned for such a transaction if PEI were to operate as a REIT. The PEI Board's selection of assets to be transferred to PriceSmart was determined in part by the PEI Board's desire to exclude assets that would prevent PEI from qualifying as a REIT.

    Moreover, the Real Estate Business and Merchandising Businesses have markedly different profiles, in terms of operating objectives, profit margins and number and type of employees. The two businesses are operated by separate management teams, and separation of the businesses is expected to result in greater focus of the management teams on the core strengths of the respective companies. Separation of the two businesses will (i) permit investors to make more focused investment decisions based on the specific attributes of each of the two businesses; (ii) enable the management of each of PEI and PriceSmart to concentrate its attention and financial resources on the core businesses of each company; and (iii) enable each business to develop employee compensation programs that better fit its operations, including stock-based and other incentive programs, which will more directly reward employees of each business based on the success of that business.

RELATIONSHIP BETWEEN PRICESMART AND PEI AFTER THE DISTRIBUTION

    For the purpose of governing certain of the ongoing relationships between PriceSmart and PEI after the Distribution and to provide mechanisms for an orderly transition, PriceSmart and PEI have entered into the various agreements, and will adopt policies, as described in this section.

DISTRIBUTION AGREEMENT


    PriceSmart and PEI have entered into the Distribution Agreement, which provides for, among other things, (i) the division between PriceSmart and PEI of certain assets and liabilities; (ii) the Distribution; and (iii) certain other agreements governing the relationship between PriceSmart and PEI following the Distribution.

    Subject to certain exceptions, the Distribution Agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to allocate to PriceSmart and its subsidiaries, effective as of the date of the Distribution (the "Distribution Date"), financial responsibility for the liabilities arising out of or in connection with the PriceSmart Business and to allocate to PEI and its subsidiaries financial responsibility for the liabilities arising out of or in connection with the Real Estate Business. The agreements to be executed in connection with the Distribution Agreement set forth certain specific allocations of liabilities between PriceSmart and PEI. See "--Employee Benefits Allocation Agreement" and "--Tax Sharing Agreement" below. Under the Distribution Agreement, all cash and cash equivalent balances of PEI and its subsidiaries, as of the close of business on the Distribution Date, were distributed to PriceSmart, except for the Retained Cash Amount.

    The Distribution Agreement also provides that each of PriceSmart and PEI will be granted access to certain records and information in the possession of the other, and requires the retention by each of PriceSmart and PEI for a period of ten years following the Distribution of all such information in its possession, and thereafter requires that each party give the other prior notice of its intention to dispose of such information. In addition, the Distribution Agreement provides for the

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allocation of shared privileges with respect to certain information and requires each of PriceSmart and PEI to obtain the consent of the other prior to waiving any shared privilege.

    The Distribution Agreement provides that, except as otherwise set forth therein or in any related agreement, all costs and expenses in connection with the Distribution will be charged to PriceSmart.

EMPLOYEE BENEFITS ALLOCATION AGREEMENT

    The Employee Benefits and Other Employment Matters Allocation Agreement dated as of August 26, 1997 between PEI and PriceSmart (the "Employee Benefits Allocation Agreement") contains a number of provisions relating to current and former employees of PEI. The Employee Benefits Allocation Agreement generally contemplates that PriceSmart will assume all obligations and liabilities with respect to employee plans and benefit plans of PEI prior to the Distribution Date and that after the Distribution Date, PEI will be responsible for providing employee benefits for the PEI personnel who remain with PEI.

    On or prior to the Distribution Date and pursuant to the Employee Benefits Allocation Agreement, PEI and PriceSmart will take all action necessary or appropriate to permit PriceSmart to become a sponsor of and to permit employees of PriceSmart to participate in The PEI Profit Sharing and 401(k) Plan (the "PEI Plan"). All PEI personnel who are eligible for participation in the PEI Plan and who become employees of PriceSmart will remain eligible to participate in the PEI Plan. PEI and PriceSmart will jointly sponsor the PEI Plan until 30 days after written notice from either party to the other requesting an end to joint sponsorship of the PEI Plan (the "Cut-Off Date"). Effective as of the Cut-Off Date, either PEI or PriceSmart will take all action necessary to establish and administer a new profit sharing and 401(k) plan (the "New Plan"), which would be expected to have terms and conditions substantially similar to the PEI Plan. The New Plan will be a split up of that portion of the PEI Plan which is attributable to employees of PEI or PriceSmart, as the case may be.
The employees who are eligible for participation in the PEI Plan prior to the Cut-Off Date and who remain employees of PEI or PriceSmart, as the case may be, will be eligible for participation in the New Plan.

    Pursuant to the Employee Benefits Allocation Agreement, and consistent with the terms of The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan (the "PEI Stock Option Plan") and The Price Enterprises Directors' 1995 Stock Option Plan (the "PEI Directors Plan"), all employees, officers and directors of PEI who will leave PEI to become employees, officers or directors of PriceSmart are expected to exercise all vested options held by them under the PEI Stock Option Plan or the Directors Plan prior to the Distribution or within 90 days thereafter. Vested and unvested options held by employees, officers and directors of PEI who will remain with PEI will be equitably adjusted for the effects of the Distribution on the aggregate spread of such options. Unvested PEI options held by employees, officers and directors of PEI who will become employees, officers and directors of PriceSmart will be cancelled as of the Distribution Date. In lieu of such cancelled options, the employees, officers and directors becoming employees, officers and directors of PriceSmart will receive replacement options under the 1997 Stock Option Plan of PriceSmart, Inc. (the "PriceSmart Stock Option Plan").

    The Employee Benefits Allocation Agreement requires PEI and PriceSmart to take all action necessary to permit employees of PriceSmart to participate in the PEI medical and dental plans. On or concurrently with Distribution, PriceSmart will assume, with respect to all current employees of PEI, all responsibility for liabilities and obligations owed as of the Distribution Date for medical and dental plan coverage and for vacation and sick pay. PriceSmart will establish its own medical and dental plan on or before December 31, 1997 and provide benefits thereunder for employees of PriceSmart who were otherwise entitled to benefits under the PEI medical and dental plans prior to December 31, 1997. With respect to PEI

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employees remaining with PEI, PEI will remain responsible for all liabilities and obligations arising after the Distribution Date for medical and dental plan coverage and for vacation and sick pay.

TAX SHARING AGREEMENT

    PEI and PriceSmart have entered into a Tax Sharing Agreement dated as of August 26, 1997 defining the parties' rights and obligations with respect to tax returns and tax liabilities, including, in particular, Federal and state income tax returns and liabilities, for taxable years and other taxable periods ending on or before the Distribution Date. In general, PEI will be responsible for (i) filing all Federal and state income tax returns of PEI, PriceSmart and any of their subsidiaries for all taxable years ending on or before the Distribution Date and (ii) paying the taxes relating to such returns (including any deficiencies proposed by applicable taxing authorities). PEI and PriceSmart will each indemnify the other against prior period taxes attributable to its respective operations. PEI and PriceSmart will each be responsible for filing its own returns and paying its own taxes for post-Distribution Date periods. PEI and PriceSmart will cooperate with each other and share information in preparing income tax returns and in dealing with other tax matters.

TRANSITIONAL SERVICES AGREEMENT

    PriceSmart and PEI have entered into a Transitional Services Agreement dated as of August 26, 1997 pursuant to which PEI and PriceSmart will provide certain services to one another. The fees for such transitional services (which shall not include real estate management services) will be based on hourly rates designed to reflect the costs (including indirect costs) of providing such services. PEI and PriceSmart will be free to procure such services from outside vendors or to develop in-house capabilities in order to provide such services internally. The transitional services to be provided to PriceSmart and to PEI pursuant to such agreement may include cash management services, certain accounting services, litigation management or any other similar services that PriceSmart or PEI may require. The Transitional Services Agreement will terminate on December 31, 1997 unless extended in writing by the parties.

ASSET MANAGEMENT AND DISPOSITION AGREEMENT

    PEI and PriceSmart have entered into an Asset Management and Disposition Agreement dated as of August 26, 1997 calling for PEI to provide asset management services with respect to the Unsold Properties. Among other things, PEI will collect rents and pay operating expenses, maintain and repair the Unsold Properties, prepare month-end financial statements, hire brokers and prepare brokers' agreements, lease available space within the Unsold Properties and dispose of the Unsold Properties. As consideration for such services, PriceSmart will pay PEI management fees based on annual rents from the Unsold Properties, leasing fees based on the gross leasable floor areas of each of the Unsold Properties, disposition fees based on percentages of the sales prices for properties that are sold and a developer's fee of 3% of all "hard" construction costs managed by PEI on behalf of PriceSmart. Such agreement will have a two-year term; provided that either PEI or PriceSmart may terminate the agreement upon 60 days written notice.


POLICIES AND PROCEDURES FOR ADDRESSING CONFLICTS

    The on-going relationships between PriceSmart and PEI may present certain conflict situations for Robert E. Price who will serve as Chairman of the Board of Directors, President and Chief Executive Officer of PriceSmart and Chairman of PEI. Mr. Price and other executive officers and directors of PEI and PriceSmart also own (or have options or other rights to acquire) a significant number of shares of common stock in PriceSmart and PEI. PEI and PriceSmart will adopt appropriate policies and procedures to be followed by the Board of Directors of each company to limit the involvement of Mr. Price (or such

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executive officers and other directors having a significant ownership interest in the companies) in conflict situations, including matters relating to contractual relationships or litigation between PriceSmart and PEI. Such procedures include requiring Mr. Price (or such executive officers or other directors having a significant ownership interest in the companies) to abstain from voting as a director of both Companies with respect to matters that present a significant conflict of interest between the companies. Whether or not a significant conflict of interest situation exists will be determined on a case-by-case basis depending on such factors as the dollar value of the matter, the degree of personal interest of Mr. Price (or such executive officers and other directors having a significant ownership interest in the companies) in the matter and the likelihood that resolution of the matter has significant strategic, operational or financial implications for the business of PriceSmart.

ITEM 5.  OTHER MATTERS

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS TO PEI OF ITS REIT ELECTION

    For the reasons noted above, PEI intends to elect to be taxed as a REIT under Section 856 through 860 of the Code. The Board of Directors of PEI believes that commencing with PEI's taxable year beginning September 1, 1997, PEI will be organized and operating in such a manner as to qualify for taxation as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its REIT taxable income (determined without regard to the so-called "dividends paid deduction" and by excluding net capital gains) to its stockholders. PEI intends to make regular quarterly dividends to holders of PEI Common Stock following its REIT election.

    The REIT provisions of the Code and the Treasury Regulations promulgated thereunder are highly technical and complex. The following summary of certain federal income tax considerations to PEI is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of shares of PEI Common Stock will vary depending a holder's particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of PEI Common Stock.

    EACH INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE PEI COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

    TAXATION OF PEI AS A REIT

    General. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change (which change may apply retroactively).

    Latham & Watkins has acted as tax counsel to PEI in connection with the Distribution and PEI's election to be taxed as a REIT.

    Qualification and taxation as a REIT depends upon PEI's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Accordingly, no assurance can be given that the actual results of PEI's operation of any particular taxable year will satisfy such requirements.

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    If PEI qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, PEI will be subject to federal income tax as follows: First, PEI will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains. Second, under certain circumstances, PEI may be subject to the "alternative minimum tax" on its items of tax preference. Third, if PEI has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if PEI has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if PEI should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a real estate investment trust because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which PEI fails the 75% or 95% test, multiplied by
(b) a fraction intended to reflect PEI's profitability. Sixth, if PEI should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year, and
(iii) any undistributed taxable income from prior periods, PEI would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if during the 10-year period (the "Recognition Period") beginning on the first day of the first taxable year for which PEI qualified as a REIT PEI recognizes gain on the disposition of any asset held by PEI as of the beginning of such Recognition Period, then, to the extent of the excess of (a) the fair market value of such asset as of the beginning of such Recognition Period over (b) PEI's adjusted basis in such asset as of the beginning of such period (the "Built-in Gain"), such gain will be subject to tax at the highest corporate rate pursuant to Treasury Regulations that have not yet been promulgated. Eighth, if PEI acquires any asset from a C Corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the hands of PEI is determined by reference to the basis of the asset in the hands of the C Corporation, and PEI recognizes gain on the disposition of such asset during the Recognition Period beginning on the date on which such asset was acquired by PEI, then, to the extent of the Built-in Gain, such gain will be subject to tax at the highest corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that PEI will make an election pursuant to IRS Notice 88-19.

    Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors,
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons, (6) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to
(4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year

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of less than 12 months.  Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust.

    PEI's Amended and Restated Bylaws (the "Bylaws") provide for restrictions regarding ownership and transfer of PEI's capital stock, which restrictions are intended to assist PEI in continuing to satisfy the share ownership requirements described in (5) and (6) above. The ownership and transfer restrictions are described in "--Restrictions on Ownership and Transfer." There can be no assurance, however, that such transfer restrictions will in all cases prevent a violation of the stock ownership provisions described in
(5) and (6) above.

    Income Tests. In order to maintain qualification as a REIT, PEI annually must satisfy two gross income requirements. First, at least 75% of PEI's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of PEI's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities, and income from certain hedging instruments (or from any combination of the foregoing).

    Rents received by PEI will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant of PEI will not qualify as "rents from real property" in satisfying the gross income tests if the real estate investment trust, or an actual or constructive owner of 10% or more of the real estate investment trust, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," subject to a de minimus exception, the real estate investment trust generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the real estate investment trust derives no revenue; provided, however, PEI may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. PEI has not charged and will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above), [PEI HAS NOT AND WILL NOT RENT ANY PROPERTY TO A RELATED PARTY TENANT,] and PEI has not and will not derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or, except for certain property management, disposition and developer services, perform services which are not usually or customarily rendered to the occupant of the property other than through an independent contractor from whom PEI derives no revenue. Fees relating to such property management, disposition and developer services will not qualify under the 75% and 95% gross income test.

    The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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    If PEI fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a real estate investment trust for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if PEI's failure to meet such tests was due to reasonable cause and not due to willful neglect, PEI attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances PEI would be entitled to the benefit of these relief provisions. As discussed above under "--Taxation of PEI as a REIT--General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

    Asset Tests. PEI, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of PEI's total assets must be represented by real estate assets (including stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) public debt offering of PEI), cash, cash items and government securities. Second, not more than 25% of PEI's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by PEI may not exceed 5% of the value of PEI's total assets and PEI may not own more than 10% of any one issuer's outstanding voting securities.

    Annual Distribution Requirements. PEI, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of PEI's "REIT taxable income" (computed without regard to the dividends paid deduction and PEI's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if PEI disposes of any asset during its Recognition Period, PEI will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before PEI timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that PEI does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Stockholders may be required to include amounts designated by PEI and distributed capital gains. In such case, stockholders will be treated as having paid the capital gains tax imposed on the real estate investment designated amounts and will be allowed a corresponding stock basis adjustment and a credit or refund the tax deemed paid. Furthermore, if PEI should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain income for such year, and (iii) any undistributed taxable income from prior periods, PEI would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. PEI intends to make timely distributions sufficient to satisfy these annual distribution requirements.

    It is possible that PEI, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of PEI. In the event that such timing differences occur, in order to meet these distribution requirements, PEI may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

    Under certain circumstances, PEI may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in PEI's deduction for dividends paid for the earlier year. Thus, PEI may be able to avoid being taxed on amounts distributed as deficiency dividends; however, PEI will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    FAILURE TO QUALIFY

    If PEI fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, PEI will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Such a failure to qualify for taxation as a REIT could have an adverse effect on the market value and marketability of the PEI Common Stock. Distributions to stockholders in any year in which PEI fails to qualify will not be deductible by PEI nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, PEI will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances PEI would be entitled to such statutory relief.

    OTHER TAX MATTERS

    PEI may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state or local tax treatment of PEI may not conform to the federal income tax consequences described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in PEI.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF SHARES OF PEI COMMON STOCK

    For PEI to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made). In addition, if PEI, or an actual or constructive owner of 10% or more of PEI, actually or constructively owns 10% or more of a tenant of PEI, the rent received by PEI (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. PEI's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (but only after the first year for which an election to be treated as a REIT has been made).

       Because PEI expects to qualify as a REIT, the Bylaws contain restrictions on the ownership and transfer of PEI Common Stock which are intended to assist PEI in complying with these requirements. The Bylaws provide that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 5.0% (by number or value, whichever is more restrictive) of the outstanding shares of PEI Common Stock (the "Ownership Limit"). The constructive ownership rules of the Code are complex, and may cause shares of PEI Common Stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 5.0% of the shares of Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Common Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 5.0% of the outstanding PEI Common Stock and thus subject such shares to the Ownership Limit. The PEI Board may, but in no event is required to, waive the Ownership Limit with respect to a particular stockholder if it determines that such ownership will not jeopardize PEI's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of PEI. The Board of

Directors has obtained such undertakings and representations from Helen Price and the Price Family Charitable Fund and, as a result, has waived the Ownership Limit with respect to the Price family and certain affiliated entities.

    The Bylaws further prohibit (a) any person from actually or constructively owning shares of stock of PEI that would result in PEI being "closely held" under Section 856(h) of the Code or otherwise cause PEI to fail to qualify as a REIT and (b) any person from transferring shares of stock of PEI if such transfer would result in shares of stock of PEI being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of stock of PEI that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to PEI and provide PEI with such other information as PEI may request in order to determine the effect of such transfer on PEI's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of PEI to continue to qualify as a REIT and such determination is approved by a two thirds vote of PEI's stockholders as required by the Bylaws. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Bylaws. Amendments to the Bylaws must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the PEI Board.

    Pursuant to the Bylaws, if any purported transfer of Common Stock of PEI or any other event would otherwise result in any person violating the Ownership Limit, or such other limit as provided in the Bylaws, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the Ownership Limit, or such other limit, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such excess shares (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by PEI (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from PEI of the transfer of shares to the trust, the trustee of the trust (who shall be designated by PEI and be unaffiliated with PEI and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit or such other limit as provided by the Bylaws or as otherwise permitted by the Board of Directors, and distribute to the Prohibited Transferee or Prohibited Owner an amount equal to the lesser of the price paid by the Prohibited Transferee or Prohibited Owner for such excess shares or the sales proceeds received by the trust for such excess shares. Any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive in trust for the Beneficiary, all dividends and other distributions paid by PEI with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Delaware law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by PEI that such shares had been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if PEI has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by PEI that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Bylaws provide that the transfer of the excess shares will be void.

    In addition, shares of stock of PEI held in the trust shall be deemed to have been offered for sale to PEI, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the Market Price (as defined in the Bylaws) at the time of such devise or gift) and (ii) the Market Price on the date PEI, or its designee, accepts such offer. PEI shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to PEI, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

    If any purported transfer of shares of Common Stock would cause PEI to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety, and the intended transferee shall acquire no rights to the stock.

    Under the Bylaws, each stockholder shall upon demand be required to disclose to PEI in writing such information as PEI may request in order to determine PEI's status as a REIT.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)  PRO FORMA FINANCIAL INFORMATION.

         It was impracticable for PEI to provide the pro forma financial information required hereunder at the time of filing of this Report. PEI intends to file the required pro forma financial information as an amendment to this Report as promptly as practicable, but in any event no later than 60 days following the date of filing of this Report.

    (c)  EXHIBITS.

     2.1 Distribution Agreement dated as of August 26, 1997 between Price Enterprises, Inc. and PriceSmart, Inc.

    10.1 Employee Benefits and Other Employment Matters Allocation Agreement dated as of August 26, 1997 between Price Enterprises, Inc. and PriceSmart, Inc.

    10.2 Tax Sharing Agreement dated as of August 26, 1997 between Price Enterprises, Inc. and PriceSmart, Inc.

    10.3 Asset Management Agreement dated as of August 26, 1997 between Price Enterprises, Inc. and PriceSmart, Inc.

    10.4 Transitional Services Agreement dated as of August 26, 1997 between Price Enterprises, Inc. and PriceSmart, Inc.

    99.1 Press Release, dated August 29, 1997, issued by Price Enterprises,
         Inc.

ITEM 8.  CHANGE IN FISCAL YEAR

    By unanimous written consent dated as of August 29, 1997, the Board of Directors of PEI voted to change PEI's fiscal year end from the Sunday nearest August 31 to December 31, beginning with a short fiscal year ending on December 31, 1997. A transition report for the period from September 1, 1997 through December 31, 1997 will be filed on Form 10-K.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     September 12, 1997                Price Enterprises, Inc.


                                            By:  /s/ Jack McGrory
                                                 ----------------------------
                                                 Jack McGrory
                                                 President and Chief
                                                 Executive Officer

                                    EXHIBIT INDEX


Exhibit No.                                                          Page
-----------                                                          -----


 2.1 Distribution Agreement dated as of August 26, 1997 between Price Enterprises, Inc. and PriceSmart, Inc.

 3.1          Amended and Restated Bylaws of Price Enterprises, Inc.

10.1 Employee Benefits and Other Employment Matters Allocation Agreement dated as of August 26, 1997 between Price
              Enterprises, Inc. and PriceSmart, Inc.

10.2 Tax Sharing Agreement dated as of August 26, 1997 between Price Enterprises, Inc. and PriceSmart, Inc.

10.3 Asset Management Agreement dated as of August 26, 1997 between Price Enterprises, Inc. and PriceSmart, Inc.

10.4 Transitional Services Agreement dated as of August 26, 1997 between Price Enterprises, Inc. and PriceSmart, Inc.

99.1          Press Release, dated August 29, 1997, issued by Price
              Enterprises, Inc.